Exhibit 99.3

                              RECOGNITION AGREEMENT
                              ---------------------

        This Agreement is effective as of the date it is signed by both Novelis Inc., a Canadian corporation (the "Company"), and __________________________ ("Executive").

        WHEREAS, the Company's Board of Directors has determined that it is in the best interest of the Company's shareholders to reinforce and encourage the continued attention and dedication of members of the Company's management, including Executive, to their assigned duties by providing certain recognition and severance benefits upon satisfaction of the conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth below, it is hereby agreed as follows:

        1.      Term. This Agreement shall terminate, except to the extent that
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any obligation of the Company hereunder remains unpaid as of such time, on
December 31, 2008.

        2.      Recognition Award.
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                (a)     If Executive remains continuously employed by the
        Company or any subsidiary or affiliated entity through the vesting dates set forth in Section 2(b) below, Executive shall be entitled to a "Recognition Award" payable in whole shares of the Company's common stock pursuant to the terms of the Novelis Inc. 2006 Incentive Plan (or cash equivalent if Novelis' common stock is not publicly traded or such plan or any similar plan is not in effect). The total number of potential shares issuable as the Recognition Award shall be ________ shares.

                (b) One-half of the Recognition Award shall be payable on each of December 31, 2007 and December 31, 2008 (each a "vesting date"), provided that Executive remains continuously employed by the Company or any subsidiary or affiliated entity through such date; and provided further that if Executive is a "specified employee" within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), then payment shall be delayed for a period of six (6) months to the extent required by Section 409A. Payment of the Recognition Award pursuant to this Section 2 is conditioned solely upon Executive's employment on the applicable vesting date and no intervening event (including but not limited to death, disability, retirement or change in control of the Company) shall accelerate vesting.

        3.      Severance Payment.
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                (a)     In the event Executive's employment is terminated by the
        Company on or before December 31, 2008, other than for Cause as defined under Section 4 below, Executive shall be entitled to a "Severance Payment." The amount of the Severance Payment shall be equal to the greater of the (i) severance amount that would be paid to Executive applying the formula under the Company's standard employee severance program, or (ii) the product of (Y x Z), where:

                        "Y" equals Executive's annual base salary; and

                        "Z" equals _______%.

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                (b)     The Severance Payment shall be paid in a single lump sum
        cash payment no later than the thirtieth (30th) business day following the effective date of Executive's termination of employment by the Company; provided that if Executive is a "specified employee" within the meaning of Code Section 409A, then payment shall be delayed for a period of six (6) months to the extent required by Section 409A.

                (c) The Severance Payment shall be in lieu of any cash severance amount that would otherwise be paid to Executive pursuant to the Company's standard employee severance program (or any other severance plan, policy or arrangement of the Company). However, this Agreement shall not affect Executive's right to receive any benefits or rights other than cash severance under the Company's standard employee severance program or any other plan, policy or arrangement.

                (d) Termination of employment due to death, permanent and total disability, or voluntary retirement on or after qualifying for early or normal retirement under the applicable Company pension plan in which Executive participates shall not give rise to any payment pursuant to this Section 3.

                (e) Executive's right to receive payment under this Section 3 shall be subject to the terms and conditions of the Company's release and waiver of claims for executive employees. No payment shall be made pursuant to this Section 3 unless Executive executes such release and waiver of claims.

        4.      Definition of Cause. For purposes of this Agreement, the term
                -------------------
"Cause means:

                        (i) the willful and continued failure by Executive to substantially perform his or her usual and customary duties of employment with Company other than any such failure resulting from Executive's incapacity due to physical or mental illness, unless Executive uses reasonable efforts to correct such failure within a reasonable time after demand for substantial performance is delivered by the Company that specifically identifies the manner in which the Company believes Executive has not substantially performed his or her duties;

                        (ii) the willful misconduct by Executive which materially injures the Company monetarily or otherwise; or

                        (iii) the conviction of, or entry of a plea of nolo contendere with regard to, any felony or any crime involving moral turpitude or dishonesty of or by Executive.

                No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by him or her not in good faith and without reasonable belief that his or her action or omission was in, or not opposed to, the best interests of the Company.

        5.      Successor to the Company.
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                (a)     The Company will require any successor or assign
        (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Executive, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

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

                (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or if there be no such designee, to Executive's estate. The services to be provided by Executive to the Company under this Agreement are personal and are not delegable or assignable.

        6.      Sole Agreement. This Agreement represents the entire agreement
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between the parties with respect to the matters contemplated herein. Any earlier agreement between the parties or between Executive and any affiliate of the Company is hereby terminated and superseded, and all obligations by either party thereunder shall cease immediately preceding the commencement of the term of this Agreement and are hereby agreed to be satisfied in full. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

        7.      Validity. The invalidity or unenforceability of any provisions
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of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        8.      Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        9.      Legal Fees and Expenses. The Company shall pay all legal fees
                -----------------------
and expenses which Executive reasonably may incur as a result of the Company's contesting the validity, enforceability or Executive's interpretation of, or determinations under, this Agreement except to the extent Executive's position is frivolous or carried out in bad faith.

        10.     Withholding. The Company may withhold from any benefits payable
                -----------
under this Agreement all applicable taxes and other amounts as shall be required pursuant to any law or governmental regulation or ruling.

        11.     Non-Binding Arbitration; Claim Venue. Any claim or controversy
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arising out of or relating to this Agreement or any breach thereof shall be subject to non-binding arbitration before either party may seek any other legal recourse. Any such arbitration shall take place in Atlanta, Georgia, in accordance with the rules of the American Arbitration Association. Each party further submits to the exclusive jurisdiction of the United States District Court for the Middle District of Georgia (Atlanta, Georgia) and irrevocably waives, to the fullest extent permitted by law, any objections that either party may now or hereafter have to the aforesaid venue, including without limitation any claim that any such proceeding brought in either such court has been brought in an inconvenient forum, provided however, this provision shall not limit the ability of either party to enforce the other provisions of this Section.

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

        12.     Code Section 409A. To the extent applicable, this Agreement
                -----------------
shall be interpreted in accordance with Section 409A of the Code and the applicable U.S. Treasury regulations and other interpretative guidance issued thereunder, including without limitation any regulations or other guidance that may be issued after the effective date of this Agreement. Notwithstanding any provision of the Agreement to the contrary, the Company may adopt such amendments to the Agreement or adopt other policies and procedures, or take any other actions, that the Company determines is necessary or appropriate to exempt the Agreement from Section 409A and/or preserve the intended tax treatment of the benefits provided hereunder, or to comply with the requirements of Section 409A and related U.S. Treasury guidance.

        13.     Attachment. Except as required by law, the right to receive
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payments under this Agreement shall not be subject to anticipation, sale, encumbrance, charge, levy, or similar process or assignment by operation of law.

        14.     Waivers. Any waiver by a party or any breach of this Agreement
                -------
by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party. Except as otherwise expressly set forth herein, no failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

        15.     Headings. The headings of the sections of this Agreement have
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been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

        16.     Governing Law. This Agreement shall be governed and construed
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and the legal relationships of the parties determined in accordance with the laws of the State of Georgia.

THIS CONTRACT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

                                        NOVELIS INC.

                                        By:_____________________________________
                                        Title:__________________________________
                                        Date:___________________________________


                                        EXECUTIVE


                                        By:_____________________________________
                                        Date:___________________________________


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